.EXHIBIT 99.1

For Immediate Release

Meridian Bioscience, Inc. Comments on Preliminary Fiscal 2016 Operating Results and Provides Fiscal 2017 Revenue and Earnings Guidance

CINCINNATI, October 18, 2016 (GLOBE NEWSWIRE) – Meridian Bioscience, Inc. (NASDAQ: VIVO) today announced that based on preliminary results, it expects revenues for fiscal year 2016, ended on September 30, 2016, to be approximately $196 million, an increase of 1% compared to the prior year. Diluted earnings per share are expected to be $0.75 to $0.76, including costs related to acquisition activity and costs associated with the reorganization of Diagnostics sales and marketing leadership (in the aggregate, $1.7 million after tax or $0.04 diluted earnings per share). This compares to diluted earnings per share of $0.85 in fiscal 2015.

These preliminary results reflect fourth quarter revenues of approximately $47 million. Our fourth quarter revenues reflect a combination of ongoing competitive pressures during the quarter within the C. difficile and food product families, distributor order patterns, and the timing of respiratory season stocking orders within the core diagnostics business. Despite these negative factors, we experienced continued growth in our H. pylori product family and benefited from the addition of revenues from our March 2016 acquisition of Magellan Diagnostics. Life Science revenues were flat for the quarter due to a large immunoassay component order that was shipped in the third quarter versus the fourth quarter at the customer's request.   The resulting revenue shortfalls produce the shortfall in earnings compared to guidance. Our recent acquisition of Magellan has gone well. Magellan performed above revenue expectations and is expected to be a penny dilutive to earnings per share for the six months since the acquisition, also better than expected.

FISCAL 2017 REVENUE AND EARNINGS GUIDANCE

Based on planning and budgeting activities for fiscal 2017, incorporating the recent Magellan acquisition and new Diagnostics sales and marketing leadership, net revenues for fiscal 2017 are expected to be $205 million to $210 million, representing growth of 5% to 7%. Per share diluted earnings for fiscal 2017 are expected to be between $0.81 and $0.85, representing 1% to 8% growth, excluding costs associated with acquisition activities and the reorganization of sales and marketing leadership in 2016. The per share estimates assume an increase in average diluted shares outstanding from approximately 42.4 million at fiscal 2016 year end to approximately 42.6 million at fiscal 2017 year end.  The revenue and earnings guidance provided in this press release does not include the impact of any acquisitions the Company may complete during fiscal 2017.

COMPANY COMMENTS

John A. Kraeutler, Chief Executive Officer and Chairman of the Board said, "For the past several years, as we have been making investments to drive growth in the future, we have experienced weakness in certain areas of our business that have limited our growth.  We believe the fundamental changes initiated over recent months, namely changes in key leadership, aggressive M&A efforts and global expansion, are already having a positive effect, and with our broad portfolio of product opportunities, we are guiding to mid-single digit revenue growth expectations for fiscal 2017.

Core diagnostics revenue growth in fiscal 2017 is anticipated to come from continued emphasis on our broad menu, best value illumigene® molecular platform. The illumigene system now includes ten tests and larger growth opportunities are expected to come from our Group A Strep, Mycoplasma Direct, Pertussis, HSV and Malaria tests.  Testing for C. difficile and Group B Strep will continue to be highly competitive; however, we expect to maintain our current levels of revenues.  In addition to mid-single digit illumigene growth, we are expecting low single-digit growth in our H. pylori product line, including several newly introduced tests. With new leadership focus, we anticipate growth in most of our international markets.  Weakness in the foodborne products is expected to continue, but moderate, and slightly declining sales in this product family are considered in our guidance.

Magellan Diagnostics, acquired in March of 2016 and included in our Diagnostics Segment, has exceeded expectations thus far.  For fiscal 2017, we are expecting low double-digit revenue growth on a normalized annual basis from continued success in placing the LeadCare II platform in the domestic market.  Expansion into international markets, including China following the recent CDFA approval of LeadCare II, is expected to contribute to revenues and may generate revenue upside. Capitalizing on the increased awareness of lead poisoning, we also expect to begin selling into OB/GYN offices.

Life Science segment revenue is expected to grow at a mid-single-digit rate driven by continued success with our expansion into China where we see strong interest in our high-value biological raw materials, and by a rebound in our Bioline molecular product sales led by products such as JetSeq™, MyTaq™ Plant and others.  Importantly, in order to increase focus and capacity for higher growth Life Science products, we have made a strategic decision to exit our biopharma enabling services which has represented $2 to $3 million in revenue annually, but has lower profit margins and very limited growth potential.

Finally, our entire team recognizes that fiscal 2017 has to demonstrate that Meridian is moving and growing again. We believe the opportunities we have been building will provide that positive inflection that increases shareholder value.

Our financial condition remains strong and we continue to be one of the most financially efficient companies in our space, generating strong returns on invested capital. Our cash position and cash flows from operating activities remain strong. We plan to recommend to the Board maintaining our dividend at its current annual indicated rate of $0.80 per share. We continue to seek acquisition and collaboration opportunities to expand and extend our core capabilities to attractive markets that have demand for high quality diagnostics and components."

FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements accompanied by meaningful cautionary statements.  Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, which may be identified by words such as "estimates", "anticipates", "projects", "plans", "seeks", "may", "will", "expects", "intends", "believes", "should" and similar expressions or the negative versions thereof and which also may be identified by their context.  All statements that address operating performance or events or developments that Meridian expects or anticipates will occur in the future, including, but not limited to, statements relating to per share diluted earnings and revenue, are forward-looking statements.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Specifically, Meridian's forward-looking statements are, and will be, based on management's then-current views and assumptions regarding future events and operating performance.  Meridian assumes no obligation to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.  These statements are subject to various risks, uncertainties and other factors that could cause actual results to differ materially, including, without limitation, the following:

Meridian's continued growth depends, in part, on its ability to introduce into the marketplace enhancements of existing products or new products that incorporate technological advances, meet customer requirements and respond to products developed by Meridian's competition, and its ability to effectively sell such products.  While Meridian has introduced a number of internally developed products, there can be no assurance that it will be successful in the future in introducing such products on a timely basis.  Meridian relies on proprietary, patented and licensed technologies, and the Company's ability to protect its intellectual property rights, as well as the potential for intellectual property litigation, would impact its results.  Ongoing consolidations of reference laboratories and formation of multi-hospital alliances may cause adverse changes to pricing and distribution.  Recessionary pressures on the economy and the markets in which our customers operate, as well as adverse trends in buying patterns from customers, can change expected results.  Costs and difficulties in complying with laws and regulations, including those administered by the United States Food and Drug Administration, can result in unanticipated expenses and delays and interruptions to the sale of new and existing products.  The international scope of Meridian's operations, including changes in the relative strength or weakness of the U.S. dollar and general economic conditions in foreign countries, can impact results and make them difficult to predict.  One of Meridian's growth strategies is the acquisition of companies and product lines.  There can be no assurance that additional acquisitions will be consummated or that, if consummated, will be successful and the acquired businesses will be successfully integrated into Meridian's operations.  There may be risks that acquisitions may disrupt operations and may pose potential difficulties in employee retention and there may be additional risks with respect to Meridian's ability to recognize the benefits of acquisitions, including potential synergies and cost savings or the failure of acquisitions to achieve their plans and objectives.  Meridian cannot predict the possible impact of U.S. health care legislation enacted in 2010 – the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act – and any modification or repeal of any of the provisions thereof, and any similar initiatives in other countries on its results of operations.  Efforts to reduce the U.S. federal deficit, breaches of Meridian's information technology systems and natural disasters and other events could have a materially adverse effect on Meridian's results of operations and revenues.  In addition to the factors described in this paragraph, Part I, Item 1A Risk Factors of our Form 10-K contains a list and description of uncertainties, risks and other matters that may affect the Company.

About Meridian Bioscience, Inc.
Meridian is a fully integrated life science company that develops, manufactures, markets and distributes a broad range of innovative diagnostic test kits, purified reagents and related products and offers biopharmaceutical enabling technologies. Utilizing a variety of methods, these products and diagnostic tests provide accuracy, simplicity and speed in the early diagnosis and treatment of common medical conditions, such as gastrointestinal, viral and respiratory infections and blood lead levels. Meridian's diagnostic products are used outside of the human body and require little or no special equipment. The Company's products are designed to enhance patient well-being while reducing the total outcome costs of health care. Meridian has strong market positions in the areas of gastrointestinal and upper respiratory infections; serology, parasitology and fungal disease diagnosis, and blood lead level testing. In addition, Meridian is a supplier of rare reagents, specialty biologicals and related technologies used by biopharmaceutical companies engaged in research for new drugs and vaccines. The Company markets its products and technologies to hospitals, reference laboratories, research centers, diagnostics manufacturers and biotech companies in more than 70 countries around the world. The Company's shares are traded on the NASDAQ Global Select Market, symbol VIVO. Meridian's website address is www.meridianbioscience.com.

Contact:
John A. Kraeutler
Chairman, Chief Executive Officer
Meridian Bioscience, Inc.
Phone:  513.271.3700
Email: mbi@meridianbioscience.com

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